Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

MECHANICAL TECHNOLOGY, INCORPORATED

UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

The undersigned, being the Vice President and Chief Financial Officer and the Assistant Secretary of MECHANICAL TECHNOLOGY, INCORPORATED, pursuant to Section 807 of the Business Corporation law of the State of New York, does hereby restate, certify and set forth:

1.	The name of the corporation is MECHANICAL TECHNOLOGY, INCORPORATED.

2.         The certificate of incorporation of the corporation was filed by the Department of State on the 4th day of October, 1961.

3.         The certificate of incorporation of the corporation, as amended heretofore, is hereby further amended to effect the following amendment authorized by the Business Corporation Law:

a.         To amend the certificate of incorporation to add the following provision regarding the location of the principal office of the corporation as follows:

The principal office of the corporation shall be at such place within the state of New York, county of Albany.

b.         To further amend the certificate of incorporation to restate the purpose of the corporation as follows:

The purposes for which it is formed are: To engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

c.         To further amend the certificate of incorporation to add the following provision to provide for a classified board and staggered election of directors:

The number of directors constituting the entire board shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board shall be eight until otherwise fixed by a majority of the entire Board. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1998, three directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, two directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and three directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the forgoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Not withstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause or after the affirmative vote of 75% or more of the outstanding shares of stock entitled to vote for the election of directors at a meeting called for that purpose or after the affirmative vote of 75% of the entire Board.

d.         To further amend the certificate of incorporation to add the following provision regarding indemnification of the officers and directors of the corporation:

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

e.         To further amend the certificate of incorporation to add the following provision regarding personal liability of the directors of the corporation:

Directors of the corporation shall not be personally liable to the corporation or its shareholders for any breach of duty in such capacity; provided, however, that this provision shall not operate so as to eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or (ii) the liability of any director for any act or omission prior to the date on which this Article became effective.

4.         The amendment effected by Paragraph 3 of this Restated Certificate of Incorporation and the restatement of the corporation’s certificate of incorporation set forth in Paragraph 4 of this Restated Certificate of Incorporation were authorized by the affirmative vote of a majority of the Board of Directors of the corporation, followed by the affirmative vote of the holders of a majority of all outstanding shares of the corporation’s common stock entitled to vote at a meeting of shareholders.

5.         The text of the certificate of incorporation of the corporation is hereby restated, as amended hereby, to read as herein set forth in full:

FIRST:            The name of the corporation is MECHANICAL TECHNOLOGY, INCORPORATED.

SECOND:       The purposes for which it is formed are: To engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

THIRD:          The principal office of the corporation shall be at such place within the state of New York county of Albany.

FOURTH:       The aggregate number of shares which the corporation shall have authority to issue shall be Fifteen Million (15,000,000) shares, par value $1.00 per share.

FIFTH:           The number of directors constituting the entire board shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provide further, that the number of directors constituting the entire board shall be eight until otherwise fixed by a majority of the entire Board. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1998, three directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, two directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and three directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the forgoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Not withstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause or after the affirmative vote of 75% or more of the outstanding shares of stock entitled to vote for the election of directors at a meeting called for that purpose or after the affirmative vote of 75% of the entire Board.

SIXTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 968 Albany-Shaker Road, Latham, New York 12110.

SEVENTH: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

EIGHTH: Directors of the corporation shall not be personally liable to the corporation or its shareholders for any breath of duty in such capacity; provided, however, that this provision shall not operate so as to eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or (ii) the liability of any director for any act or omission prior to the date on which this Article became effective.

IN WITNESS WHEREOF, we have signed this certificate as of the 15th day of April, 1998, and we affirm the statements contained herein as true under penalties of perjury.

/s/ Cynthia A. Scheuer
Cynthia A. Scheuer, Vice President
and Chief Financial Officer

/s/ M. Sheila Lamb
M. Sheila Lamb
Assistant Secretary

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

MECHANICAL TECHNOLOGY, INCORPORATED

Under Section 805 of the Business Corporation Law

THE UNDERSIGNED, being the Chief Executive Officer of Mechanical Technology, Incorporated (the “Corporation”), in accordance with Section 805 of the Business Corporation Law, does hereby certify:

1.	The name of the corporation is Mechanical Technology, Incorporated.

2.         The Certificate of Incorporation was originally filed with the Department of State on October 4, 1961.

3.         The Certificate of Incorporation is hereby amended to effect the following change authorized in section 801 of the Business Corporation Law: Paragraph “4” of the Certificate of Incorporation is hereby amended to increase the number of shares of stock that the Corporation shall be authorized to issue from 15,000,000 to 50,000,000 the par value of which shall be $1.00 per share.

4.         To effectuate the foregoing amendment, Paragraph “4” of the Certificate of Incorporation of the Corporation, relating to the number of authorized shares of the Corporation is hereby amended to read as follows:

4.	The aggregate number of shares which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, par value $1.00 per share.

5.         The foregoing amendments and this Certificate of Amendment of the Certificate of Incorporation were duly authorized by the Board of Directors followed by vote of the holders of a majority of outstanding shares entitled to vote thereon.

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IN WITNESS HEREOF, I the undersigned have made and signed this certificate as of the 30th day of March 2000 and I affirm the statements contained therein as true under penalties of perjury.

/s/ George C. McNamee
George C. McNamee
Chief Executive Officer
Mechanical Technology, Incorporated
30 South Pearl Street
Albany, New York 12207

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CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

MECHANICAL TECHNOLOGY, INCORPORATED

Under Section 805 of the Business Corporation Law

THE UNDERSIGNED, being the Chief Executive Officer of Mechanical Technology, Incorporated (the “Corporation”), in accordance with Section 805 of the Business Corporation Law, does hereby certify:

1.	The name of the corporation is Mechanical Technology, Incorporated.

2.         The Certificate of Incorporation was originally filed with the Department of State on October 4, 1961.

3.         The Certificate of Incorporation is hereby amended to effect the following change authorized in section 801 of the Business Corporation Law: Paragraph “4” of the Certificate of Incorporation is hereby amended to increase the number of shares of stock that the Corporation shall be authorized to issue from 50,000,000 to 75,000,000 the par value of which shall be $1.00 per share.

4.         To effectuate the foregoing amendment, Paragraph “4” of the Certificate of Incorporation of the Corporation, relating to the number of authorized shares of the Corporation is hereby amended to read as follows:

4.	The aggregate number of shares which the Corporation shall have the authority to issue is Seventy Five Million (75,000,000) shares, par value $1.00 per share.

5.         The foregoing amendments and this Certificate of Amendment of the Certificate of Incorporation were duly authorized by the Board of Directors followed by vote of the holders of a majority of outstanding shares entitled to vote thereon.

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IN WITNESS HEREOF, I the undersigned have made and signed this certificate as of the 24th day of April 2001 and I affirm the statements contained therein as true under penalties of perjury.

/s/ George C. McNamee
George C. McNamee
Chief Executive Officer
Mechanical Technology, Incorporated
30 South Pearl Street
Albany, New York 12207

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CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

MECHANICAL TECHNOLOGY, INCORPORATED

Under Section 805 of the Business Corporation Law

THE UNDERSIGNED, being the Chief Executive Officer of Mechanical Technology, Incorporated (the “Corporation”), in accordance with Section 805 of the Business Corporation Law, does hereby certify:

1.	The name of the corporation is Mechanical Technology, Incorporated.
2.	The Certificate of Incorporation was originally filed with the Department of State on October 4, 1961.
3.

The Certificate of Incorporation is hereby amended to effect the following change authorized in section 801 of the Business Corporation Law: Paragraph “4” of the Certificate of Incorporation is hereby amended, to change the par value of the Corporation’s stock from one dollar ($1.00) per share to one cent ($0.01) per share.

4.

To effectuate the foregoing amendment, Paragraph “4” of the Certificate of Incorporation of the Corporation, relating to the number of authorized shares of the Corporation is hereby amended to read as follows:

4. The aggregate number of shares which the Corporation shall have the authority to issue is Seventy Five Million (75,000,000) shares, par value $0.01 per share.

5.	The stated capital will be reduced from seventy five million dollars ($75,000,000) to seven hundred and fifty thousand dollars ($750,000) by the change in the par value of the Corporation’s stock.
6.

The number of issued shares prior to the change is thirty eight million seven hundred fifty four thousand eight hundred and sixty two (38,754,862) and they will change into thirty eight million seven hundred fifty four thousand eight hundred and sixty two (38,754,862) shares of the corporation’s stock. The rate of change is 1:1. The number of unissued shares prior to the change is thirty six million two hundred forty five thousand one hundred and thirty eight (36,245,138) and they will change into thirty six million two hundred forty five thousand one hundred and thirty eight (36,245,138) shares of the corporation’s stock. The rate of change is 1:1.

7.

The foregoing amendments and this Certificate of Amendment of the Certificate of Incorporation were approved by the Corporation’s Board of Directors and authorized by the affirmative vote of the holders of a majority of outstanding shares entitled to vote thereon at a meeting of the stockholders on the 28th day of June 2005.

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IN WITNESS HEREOF, I the undersigned have made and signed this certificate as of the 30th day of June 2005 and I affirm the statements contained therein as true under penalties of perjury.

/s/ Steven N. Fischer
Steven N. Fischer
Chief Executive Officer
Mechanical Technology, Incorporated
431 New Karner Road
Albany, New York 12205

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